Exhibit 4.4
EXECUTION VERSION
$200,000,000
United Maritime Group, LLC
United Maritime Group Finance Corp.
11 3/4% of Senior Secured Notes due 2015
REGISTRATION RIGHTS AGREEMENT
December 22, 2009
JEFFERIES & COMPANY, INC.
BANC OF AMERICA SECURITIES LLC
WELLS FARGO SECURITIES, LLC
     As Representatives of the
     Initial Purchasers
     c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
     United Maritime Group, LLC, a Florida limited liability company (the “Company”), and United Maritime Group Finance Corp., a Delaware corporation (together with the Company, the “Co-Issuers”), are jointly issuing and selling to the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement, dated December 17, 2009 (the “Purchase Agreement”), by and among the Co-Issuers, the Initial Purchasers and the Subsidiary Guarantors (as defined below) named therein, $200,000,000 aggregate principal amount of 11 3/4% Senior Secured Notes due 2015 issued by the Co-Issuers (each, a “Note” and collectively, the “Notes”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Co-Issuers and the Subsidiary Guarantors party hereto agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:
1.	Definitions
     Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
     Additional Interest: See Section 4(a).
     Advice: See Section 5(w).
     Agreement: This Registration Rights Agreement, dated as of the Closing Date, among the Co-Issuers, the Subsidiary Guarantors party hereto and the Initial Purchasers.
     Applicable Period: See Section 2(d).

     Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.
     Closing Date: December 22, 2009.
     Co-Issuers: See the introductory paragraph to this Agreement.
     Collateral Agreements: Shall have the meaning set forth in the Indenture.
     Company: See the introductory paragraph to this Agreement.
     Day: Unless otherwise expressly provided, a calendar day.
     Effectiveness Date: The 240th Day after the Closing Date.
     Effectiveness Period: See Section 3(a).
     Event Date: See Section 4(b).
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Exchange Notes: 11 3/4 Senior Secured Notes due 2015 of the Co-Issuers, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.
     Exchange Offer: See Section 2(a).
     Exchange Registration Statement: See Section 2(a).
     Filing Date: The 150th Day after the Closing Date.
     FINRA: Financial Industry Regulatory Authority.
     Holder: Any beneficial holder of Registrable Notes and, for purposes of Section 7, Exchange Notes.
     Indemnified Party: See Section 7(c).
     Indemnifying Party: See Section 7(c).
     Indenture: The Indenture, dated as of the Closing Date, among the Co-Issuers, the Subsidiary Guarantors and Wells Fargo, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.
     Initial Purchasers: See the introductory paragraph to this Agreement.
     Initial Shelf Registration: See Section 3(a).
     Initial Shelf Registration Statement: See Section 3(a).
     Inspectors: See Section 5(o).

     Lien: Shall have the meaning set forth in the Indenture.
     Losses: See Section 7(a).
     Maximum Contribution Amount: See Section 7(d).
     Notes: See the introductory paragraph to this Agreement.
     Participating Broker-Dealer: See Section 2(d).
     Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.
     Private Exchange: See Section 2(e).
     Private Exchange Notes: See Section 2(e).
     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to such prospectus and, to the extent applicable, all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     Purchase Agreement: See the introductory paragraph to this Agreement.
     Records: See Section 5(o).
     Registrable Notes: Notes and Private Exchange Notes, in each case, that may not be sold without restriction under federal or state securities laws.
     Registration Statement: Any registration statement of the Co-Issuers and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration Statement and any subsequent Shelf Registration Statement) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and, to the extent applicable, all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being exempt from the registration and prospectus delivery requirements of the Securities Act.
     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     Rule 424: Rule 424 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     SEC: The Securities and Exchange Commission.
     Securities: The Notes, the Exchange Notes and the Private Exchange Notes.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Shelf Filing Date: See Section 3(a).
     Shelf Notice: See Section 2(i).
     Shelf Registration: The Initial Shelf Registration and any Subsequent Shelf Registration.
     Shelf Registration Statement: The Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.
     Subsequent Shelf Registration: See Section 3(b).
     Subsequent Shelf Registration Statement: See Section 3(b).
     Subsidiary Guarantor: Each subsidiary of the Company that guarantees the obligations of the Co-Issuers under the Notes and Indenture.
     TIA: The Trust Indenture Act of 1939, as amended.
     Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).
     Underwritten Registration or Underwritten Offering: A registration in which securities of the Co-Issuers are sold to an underwriter for reoffering to the public.
2.	Exchange Offer
(a)	Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a Registration Statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use their commercially reasonable efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) use their commercially reasonable efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms and the terms hereof, and (iv) commence the Exchange Offer and use their commercially reasonable efforts to issue on or prior to 30 Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.
(b)	Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(c)	The Co-Issuers may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of any Co-Issuer within the meaning of Rule 405 under the Securities Act, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(d)	The Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and shall include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Co-Issuers shall use their commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).
(e)	If, upon consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Co-Issuers (upon the written request from such Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Co-Issuers that are identical to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(f)	In connection with the Exchange Offer, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to):
(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)	utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.
(g)	As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to):
(i)	accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

(h)	The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture or such other indenture) and entitled to the benefits of the Indenture or such other indenture and participate in all the security granted by the Co-Issuers pursuant to the Collateral Agreements and in any Subsidiary Guarantee (as defined in the Indenture) on an equal and ratable basis.

(i)	If (i) prior to the consummation of the Exchange Offer, the Holder or Holders of a majority in aggregate principal amount of Registrable Notes determines in its or their reasonable judgment and notifies or notify the Company in writing that the Exchange Notes would not, upon receipt, be transferred by the Holders thereof without restriction under the Securities Act and without material restrictions under applicable Blue Sky or state securities laws; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer on or prior to the Effectiveness Date; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Notes so requests in writing to the Co-Issuers; (iv) the Exchange Offer is not consummated within 240 Days of the Closing Date for any reason; or (v) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Notes that may not be transferred without restriction under state or federal securities laws (other than due solely to the status of such Holder as an affiliate of any Co-Issuer within the meaning of the Securities Act) or (C) any broker-dealer that holds Notes acquired directly from the Co-Issuers or any of their affiliates and, in the case of this clause (v), such Holder notifies the Co-Issuers of such fact within 180 Days of consummation of the Exchange Offer, then the Co-Issuers shall promptly (and in any event within five Business Days of such event, notice or request, as applicable) deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall as promptly as possible thereafter (but in no event later than the Shelf Filing Date) file an Initial Shelf Registration Statement pursuant to Section 3.
3.	Shelf Registration
     If a Shelf Notice is delivered pursuant to Section 2(i), then this Section 3 shall apply to all Registrable Notes. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to Notes held by any Holder, subject to Section 2(i)(v), provided that the relevant Holder has provided notice to the Company within 180 Days of the Exchange Offer as required by Section 2(i)(v).
(a)	Initial Shelf Registration. The Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to), as promptly as practicable, file with the SEC a Registration Statement (the “Initial Shelf Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”). If the Co-Issuers (and any Subsidiary Guarantor) have not yet filed an Exchange Registration Statement, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date and shall use their commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) file with the SEC the Initial Shelf Registration Statement within 30 Days of the delivery of the Shelf Notice (the “Shelf Filing Date”) and shall use their commercially reasonable efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 150 Days after delivery of the Shelf Notice). The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Co-Issuers and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. The Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last paragraph of Section 5(w) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (ii) a Subsequent Shelf Registration Statement (as defined below) covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Notes.
(b)	Subsequent Shelf Registrations. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 Days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Subsidiary Guarantor to file) an additional “shelf” Registration Statement (a “Subsequent Shelf Registration Statement”) pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration Statement is filed, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective.

(c)	Supplements and Amendments. The Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the

Registrable Notes covered by such Shelf Registration Statement or by any underwriter of such Registrable Notes.
(d)	Provision of Information. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Co-Issuers and the Trustee in writing, within 20 Days after receipt of a written request therefor, such information as the Co-Issuers and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 unless and until such Holder shall have provided such information.
4.	Additional Interest
(a)	The Co-Issuers and the Subsidiary Guarantors agree to pay additional cash interest on the Registrable Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):
(i)	if neither the Exchange Registration Statement has been filed on or prior to the Filing Date nor the Initial Shelf Registration has been filed on or prior to the Shelf Filing Date, Additional Interest shall accrue on the Registrable Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Registrable Notes for the first 90 Days immediately following the Filing Date or the Shelf Filing Date, as applicable, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-Day period;

(ii)	if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, Additional Interest shall accrue on the Registrable Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Registrable Notes for the first 90 Days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-Day period;

(iii)	if (A) any Co-Issuer (and any Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30 Business Days after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the end of the Effectiveness Period (other than such time as all Registrable Notes have been disposed of thereunder) and is not declared effective again within 30 Days, or (D) pending the announcement of a material corporate transaction, the Co-Issuers issue a written notice pursuant to Section 5(e)(v) or (vi) that a Shelf Registration Statement or Exchange Registration Statement is unusable and the aggregate number of Days in any 365-Day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 Days in the aggregate or 30 Days consecutively, in the case of a Shelf Registration statement, or 15 Days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Registrable Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Registrable Notes commencing on (w) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Registration Statement ceases to be effective without being declared effective again within 30 Days, in the case of clause (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceases to be usable in case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-Day period;

provided, however, that the maximum Additional Interest rate on the Registrable Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Registrable Notes as a result of such clause (or the relevant subclause thereof) or upon the effectiveness of such Registration Statement or Exchange Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.
(b)	The Co-Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.
5.	Registration Procedures
     In connection with the filing of any Registration Statement pursuant to Sections 2 or 3, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to):
(a)	Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange

Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration as prescribed by Section 3, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to), if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). No Co-Issuer or Subsidiary Guarantor shall file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis.
(b)	Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. No Co-Issuer or Subsidiary Guarantor shall, during the Effectiveness Period or the Applicable Period, as the case may be, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)	Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Co-Issuers’ receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Co-Issuers and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Co-Issuers and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)	If (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Co-Issuers shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of any Co-Issuer and Subsidiary Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) cease to be true and correct, (iv) of the receipt by any Co-Issuer or Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by any Co-Issuer or Subsidiary Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.
(f)	Use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)	If (A) a Shelf Registration is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, the Co-Issuers shall:
(i)	promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein; and

(ii)	make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after any Co-Issuer has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.
(h)	Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, each Co-Issuer and Subsidiary Guarantor agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating

Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that no Co-Issuer nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.
(i)	If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use their commercially reasonable efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that no Co-Issuer nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(e)(v) or 5(e)(vi), as promptly as practicable, prepare and file with the SEC, at the expense of the Co-Issuers and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	Use their commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable

Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.
(m)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)	If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) in connection with an underwritten offering, obtain an opinion of counsel to the Co-Issuers and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Co-Issuers and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) in connection with an underwritten offering, obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Co-Issuers and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Co-Issuers and the Company’s subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by any Co-Issuer or Subsidiary Guarantor.

(o)	If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Co-Issuers and the Company’s subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Co-Issuers and the Company’s subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement or Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of any Co-Issuer unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its commercially reasonable efforts to allow the Co-Issuers, at their expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
(p)	Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Co-Issuers with regard to any applicable Registration Statement earning statements satisfying the provisions of section 10(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 Days after the end of any 12-month period (or 90 Days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or commercially reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first Day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)	Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Co-Issuers and the Subsidiary Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchasers), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Co-Issuers and the Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Co-Issuers and the Subsidiary Guarantors, enforceable against the Co-Issuers and the Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Co-Issuers and the Subsidiary Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens on the assets securing the obligations of the Co-Issuers and the Subsidiary Guarantors under the Notes, Indenture and Collateral Agreements to the extent and as discussed in the Registration Statement.
(r)	If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Co-Issuers and the Subsidiary Guarantors (or to such other Person as directed by the Co-Issuers and the Subsidiary Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Co-Issuers and the Subsidiary Guarantors shall mark, or caused to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(s)	Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(t)	Use their commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(u)	The Co-Issuers may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Co-Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Co-Issuers may, from time to time, reasonably request in writing. The Co-Issuers may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 Days, subject to Section 3(d)) after receiving such request. Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Co-Issuers all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(v)	Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Co-Issuers of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v) or 5(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Co-Issuers and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Co-Issuers and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Co-Issuers all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice. In the event the Co-Issuers and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) the Advice.
6.	Registration Expenses
(a)	All fees and expenses incident to the performance of or compliance with this Agreement by the Co-Issuers and the Subsidiary Guarantors shall be borne by the Co-Issuers and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any Underwritten Offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Co-Issuers, the Subsidiary Guarantors and, subject to Section 6(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Co-Issuers and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Co-Issuers and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Co-Issuers and the Subsidiary Guarantors, provided, that such “qualified independent underwriter” or independent appraiser shall be reasonably acceptable to the Co-Issuers, (x) internal expenses of the

Co-Issuers and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Co-Issuers or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the exchange agent in connection with the Exchange Offer and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.
(b)	The Co-Issuers and the Subsidiary Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement. The Co-Issuers and the Subsidiary Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Co-Issuers shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued. The Co-Issuers and the Subsidiary Guarantors shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.
7.	Indemnification
(a)	Indemnification by the Co-Issuers and the Subsidiary Guarantors. The Co-Issuers and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes or Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Co-Issuers and the Subsidiary Guarantors (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Co-Issuers and the Subsidiary Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 7 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Co-Issuers with Section 5 of this Agreement. The Co-Issuers and the Subsidiary Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.
(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is named, such Holder shall furnish to the Co-Issuers and the Subsidiary Guarantors in writing such information as the Co-Issuers and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Co-Issuers, the Subsidiary Guarantors, their respective directors and each Person, if any, who controls the Co-Issuers and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Co-Issuers and the Subsidiary Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify any Indemnifying Party shall not (i) relieve such Indemnifying Party from any obligation or liability unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party.

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)	Contribution. If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Co-Issuers’ and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
8.	Underwritten Registrations of Registrable Notes
     If any of the Registrable Notes covered by any Shelf Registration is to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage such Underwritten Offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Co-Issuers.
     No Holder of Registrable Notes may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
9.	Miscellaneous
(a)	Remedies. In the event of a breach by either any Co-Issuer or any of the Subsidiary Guarantors of any of their respective obligations under this Agreement, each holder of Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Co-Issuers and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either any Co-Issuer or Subsidiary Guarantor of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Co-Issuers shall (and the Company shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.
(b)	No Inconsistent Agreements. No Co-Issuer or Subsidiary Guarantor has entered, as of the date hereof, and no Co-Issuer nor any Subsidiary Guarantor shall enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Co-Issuers and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Adjustments Affecting Registrable Notes. The Co-Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that any amendment or supplement to or other modification of Section 7 or this Section 9(d) shall not be effective as to any Holder without the prior written consent of such Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:
(i)	if to a holder of Securities or to any Participating Broker-Dealer, at the most current address of such holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:
Jefferies & Company, Inc., as Representative
Attention: Jeffrey Whyte
520 Madison Avenue

New York, New York 10022
Facsimile: 212-284-2022

Banc of America Securities LLC, as Representative
Attention: Jami Friedman
One Bryant Park
New York, New York 10036
Facsimile: 646-855-5958

Wells Fargo Securities, LLC, as Representative
Attention: Suzanne Alwan
301 South College Street
Charlotte, North Carolina 28288
Facsimile: 704-383-0353
with a copy to:
Proskauer Rose LLP
2049 Century Park East
Los Angeles, California 90067
Facsimile No.: (310) 557-2193
Attention: Michael Woronoff, Esq
(ii)	if to the Initial Purchasers, at the address specified in Section 9(e)(1);

(iii)	if to any Co-Issuer or any Subsidiary Guarantor, as follows:
United Maritime Group, LLC
601 S. Harbour Island Boulevard
Tampa, Florida 33602
Facsimile No.:
Attention: Chief Financial Officer
with a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile No.:
Attention: Cristopher Greer, Esq.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed, one Business Day after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent holders of Securities.

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning. When reference is made in this Agreement to a Section or clause, such reference shall mean a Section or clause of this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

(i)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. EACH CO-ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH CO-ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CO-ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING

BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CO-ISSUER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CO-ISSUER IN ANY OTHER JURISDICTION.
(k)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)	Securities Held by the Co-Issuers or Their Affiliates. Whenever the consent or approval of holders of a specified percentage of Securities is required hereunder, Securities held by the Co-Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(m)	Third Party Beneficiaries. The holders of Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(n)	Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Co-Issuers and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CO-ISSUERS: UNITED MARITIME GROUP, LLC
By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	Chief Executive Officer

UNITED MARITIME GROUP FINANCE CORP.
By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS: U.S. UNITED BULK TERMINAL, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED OCEAN SERVICES, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

UMG TOWING, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

U.S. UNITED BARGE LINE, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED BULK LOGISTICS, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED OCEAN HOLDING, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED OCEAN HOLDING II, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED INLAND SERVICES, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

TINA LITRICO, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

MARY ANN HUDSON, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

SHEILA MCDEVITT, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

MARIE FLOOD, LLC, as Subsidiary Guarantor
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.
By:	/s/ Hamish W.M. Norton
	Name:	Hamish W.M. Norton
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ Christopher Kelly Wall
	Name:	Christopher Kelly Wall
	Title:	Principal

WELLS FARGO SECURITIES, LLC
By:	/s/ Eric H. Schlecs
	Name:	Eric H. Schlecs
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

SCHEDULE I
INITIAL PURCHASERS
Jefferies & Company, Inc
Banc of America Securities LLC
Wells Fargo Securities, LLC

Schedule I-1	Registration Rights Agreement